EXHIIBIT 3.2



                                     BYLAWS
                                       OF
                               PNM RESOURCES, INC.









With all Amendments to and Including February 18, 2003
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                                     BYLAWS

                                       OF

                               PNM RESOURCES, INC.


                                    ARTICLE I
                                    ---------
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

Section 1.  Meetings
--------------------

         The annual meeting of shareholders shall be held at the time and place set by resolution of the Board of Directors for the election of directors and the transaction of such other business as may properly come before the meeting.

         Special meetings may be called by a majority of the Board of Directors, the Chairman of the Board, the President or by holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 2. Notice
-----------------

         Written notice of any meeting stating the time and place, and if a special meeting, the purpose, of the meeting shall be mailed to each shareholder of record entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer books of the Corporation, except as otherwise provided by law. Notices of special meetings called by a majority of the Board of Directors, the Chairman of the Board or the President, and of annual meetings shall be mailed not less than ten (10) days nor more than fifty (50) days before the meeting. Notices of other special shareholder meetings shall be mailed not less than forty (40) days nor more than fifty (50) days before the date of the meeting.

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Section 3.  Adjournment
-----------------------

         Whenever a quorum is not present at any meeting of the shareholders, or whenever it may be deemed desirable, a majority in interest of the shareholders present in person or by proxy may adjourn the meeting from time to time to any future date, without notice other than by announcement at the meeting. At any continuation of the adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally scheduled.

Section 4.  Order of Business
-----------------------------

         (a) The Chairman of the Board, or in the absence of the Chairman, the President, or in their absence, a director designated by the Board of Directors, shall call meetings of the shareholders to order and shall act as Chairman of the meeting. The shareholders may appoint any shareholder or the proxy of any shareholder to act as Chairman of any meeting of the shareholders in the absence of the Chairman of the Board, President and a director designated by the Board to serve as Chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as Secretary at all meetings of the shareholders, but in the absence of the Secretary and Assistant Secretary at any meetings of the shareholders, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
         (b) The Chairman of the meeting shall have the right to determine the order of business at the meeting, to prescribe the rules and procedures for the conduct of the meeting, and to do all things necessary or desirable for the proper conduct of the meeting, including maintenance of order and safety and limitations on the time allotted to questions or comments on the affairs of the Corporation.

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         (c) The only business that may be conducted at an annual meeting of shareholders is that business which has been brought before the meeting: (i) by or at the direction of the Chairman of the meeting; (ii) pursuant to the notice of the meeting; or (iii) by any shareholder who is a holder of record at the time of the giving of the notice of the meeting who is entitled to vote at the meeting and who complies with the procedures set forth in Section 4 (d).

         (d) For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of the proposal in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the Secretary's office at least ninety (90) days before the date on which the proxy materials for the prior year's annual meeting of shareholders were first mailed. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting; (ii) the name and address of the shareholder proposing the business and all persons or entities acting in concert with the shareholder;
(iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and all persons or entities acting in concert with the shareholder; and (iv) any material interest of the shareholder in the proposed business. These notice requirements will be satisfied by a shareholder if the shareholder has notified the Secretary of the Corporation of his or her intention to present a proposal at an annual meeting and the proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for the annual meeting. If, however, the

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shareholder does not appear or send a qualified representative to present the proposal at the annual meeting, the proposal shall not be presented for a vote at the meeting, even though proxies regarding that vote have been received by the Corporation.

Section 5.  Inspectors
----------------------
         At each meeting of the shareholders at which a vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be collected, and the validity of proxies and the acceptance or rejection of votes shall be decided by two inspectors. No person who is a candidate for the office of director shall act as inspector of any election for directors. The inspectors shall be appointed by the Board of Directors before the meeting or, if no appointment has been made, then by the Chairman of the meeting. If for any reason any of the inspectors previously appointed fails to attend or refuses or is unable to serve, those inspectors not serving shall be replaced by inspectors appointed by the Chairman of the meeting.

Section 6. Voting
-----------------

         At meetings of shareholders, every shareholder having voting rights as provided for in the Articles of Incorporation shall be entitled to one (1) vote for each share of stock outstanding in the name of the shareholder on the books of the Corporation on the date on which shareholders entitled to vote are determined or as otherwise provided for in the Articles of Incorporation. Each shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing or other manner authorized by the Board of Directors to the extent permitted by law. If the instrument designates two (2) or more persons to act as proxies, a majority of the proxies present at the meeting may exercise all of the powers conferred by the instrument unless the instrument provides otherwise. No proxy shall be voted at any meeting or continuation of an adjourned meeting other than that for which the proxy is given.

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         In all elections for directors, voting shall be by written ballot, or by electronic, telephonic or other process as the Board of Directors may authorize, to the extent permitted by law.
         The Board of Directors may fix a date in advance not exceeding fifty
(50) days before the date of any meeting of shareholders as a record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting.

                                   ARTICLE II
                                   ----------
                                    DIRECTORS
                                    ---------

Section 1.  Number, Election and Terms
--------------------------------------
         The business and property of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors shall, by resolution, fix the number of directors which shall be no less than five (5) and no more than twelve (12) in number who shall be elected in three classes, as equal in number as possible, known as classes "A," "B" and "C."

(Effective  July 1, 2001).

Section 2.  Compensation
------------------------
         Directors shall receive compensation for their services as directors as may be fixed by resolution of the Board of Directors, including reimbursement for expenses for Board related services.

Section 3.  Meetings
--------------------

         The meetings of the Board of Directors shall be held at the times and places designated by the Board of Directors. The annual meeting of the Board of Directors for the election of officers and such other business as may properly come before the meeting shall be held immediately following the annual meeting

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of shareholders. Special meetings of the Board of Directors shall be held whenever called at the direction of the Chairman of the Board, the President, or any two (2) directors if there are less than nine (9) directors on the Board, or any three (3) directors if there are nine (9) or more directors on the Board.

Section 4.  Notice
------------------

         No notice shall be required of any annual or regular meeting of the Board of Directors unless the place has been changed from that last designated by the Board of Directors. Notice of any annual or regular meeting, when required, or of any special meeting, of the Board of Directors shall be given to each director in writing or by telephone at least twenty-four (24) hours before the time fixed for the meeting. Notice may be waived by any director. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which every director is present, even without notice, any business may be transacted.

Section 5.  Adjournments
------------------------

         Any annual, regular or special meeting of the Board of Directors may be adjourned from time to time by the members present whether or not a quorum is present, and no notice shall be required of any continuation of an adjourned meeting beyond the announcement at the adjourned meeting.

Section 6.  Indemnification
---------------------------

         Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

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Section 7.  Committees
----------------------

         The Board of Directors may designate from among its members one (1) or more committees, to exercise the power and authority and perform the functions that the Board may determine, except as may be limited by law.

                                   ARTICLE III
                                   -----------
                      CONTRACTS AND NEGOTIABLE INSTRUMENTS
                      ------------------------------------

Section 1.  Authority to Sign Contracts
---------------------------------------
         Unless the Board of Directors shall otherwise specifically direct, all contracts, instruments, documents or agreements of the Corporation shall be executed in the name of the Corporation by the President, or any Vice President, or any other employee, if approved by the President by either administrative policy letter or specific written designation. It shall not be necessary that the corporate seal be affixed to any contract.

Section 2. Authority to Sign Negotiable Instruments
---------------------------------------------------

         Except as otherwise authorized by the Board of Directors, all checks, drafts, bills of exchange, promissory notes, electronic funds transfer documents, and other negotiable instruments shall be signed by the Chairman of the Board, President, any Vice President, Secretary or Treasurer. Facsimile signatures shall be sufficient to meet the requirements of this section.

Section 3.  Approval by Shareholders
------------------------------------

         The Board of Directors in its discretion may submit any contract, or act, for approval or ratification at any annual meeting of the shareholders, or

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at any special meeting of the shareholders called for the purpose of considering the act or contract. Except as provided for in the Articles of Incorporation, any contract or act that shall be approved or ratified by the vote of the holders of a majority of the capital stock of the Corporation which is represented in person or by proxy at the meeting shall be valid and binding upon the Corporation.
                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------

Section 1.  Number, Election and Term
-------------------------------------

         The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, who shall be elected annually by the Board of Directors at the annual meeting and who shall hold office until the next annual meeting or until a successor is elected and qualifies. The Board of Directors may designate the Chairman of the Board or the President as Chief Executive Officer. The Board of Directors may elect one person to serve as both Chairman of the Board and President. The Board of Directors may designate one or more Vice Presidents as "Executive" Vice Presidents and one or more Vice Presidents as "Senior" Vice Presidents. The title of any Vice President may include words indicative of the area of responsibility of the Vice President. The Board of Directors shall designate one of the Vice Presidents as the chief financial officer of the Corporation. The Board of Directors may from time to time appoint such additional officers as the interest of the Corporation may require and fix their terms and duties of office. A vacancy occurring in any office may be filled by the Board of Directors. All officers shall hold office at the discretion of the Board of Directors and shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Election of any person as an officer of the Corporation shall not of itself create contract rights.

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Section 2.  Chairman of the Board of Directors
----------------------------------------------

         The Chairman of the Board shall be elected annually by the Board of Directors at the annual meeting and shall hold that office until a successor is elected and qualifies. In the event of the incapacity of the Chairman of the Board, the Board of Directors shall, by a majority vote of the Board of Directors, designate an Acting Chairman who shall, during the incapacity of the Chairman of the Board, assume and perform all functions and duties which the Chairman of the Board is authorized or required by law to do. The Chairman of the Board shall have the power to call special meetings of the shareholders and of the directors for any purpose. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors unless the Chairman of the Board is absent or incapacitated. The Chairman of the Board, subject to the authority of the Board of Directors, shall generally do and perform all acts incident to the office of the Chairman of the Board and which are authorized or required by law.

Section 3.  President
---------------------
         The President shall provide active management over all operations of the Corporation subject to control of the Board of Directors. The President shall have the power to appoint and discharge, subject to the general approval or review by the Board of Directors, employees and agents of the Corporation and to fix their compensation, to make and sign contracts and agreements in the name of and on behalf of the Corporation and direct the general management and control of the business and affairs of the Corporation. The President may delegate authority to officers of the Corporation as the President may determine. The President shall have the power to segregate the operations of the Corporation into areas of responsibility. The President shall see that the books, reports, statements and certificates required by law are properly kept, made, and filed, and shall generally do and perform all acts which are

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authorized or required by law. The President shall designate a Vice President who shall, during the absence or incapacity of the President, assume and perform all functions and duties which the President might lawfully do if present in person and not under any incapacity.

Section 4. Vice Presidents
--------------------------

         Each Vice President designated as "Executive" or "Senior Vice President" shall be responsible for the areas and activities assigned by the President, shall be subject to the authority of the President and shall assist in the general control and management of the business and affairs of the Corporation.

         All other Vice Presidents shall be responsible for the areas and activities assigned by the President and shall perform other duties as may be required, including those assigned to an Executive or Senior Vice President during the absence or incapacity of the Executive or Senior Vice President.

Section 5. Secretary
--------------------

         The Secretary shall keep a record in the proper books provided for that purpose of meetings and proceedings of shareholders, the Board of Directors and Committees of the Board of Directors, and shall record all votes of the directors and shareholders in a book to be kept for that purpose. The Secretary shall notify the directors and shareholders of meetings as required by law or by the Bylaws of the Corporation and shall perform other duties as may be required by law or the Bylaws of the Corporation, or which may be assigned from time to time by the Board of Directors, Chairman of the Board or President. The Secretary is authorized to appoint one or more assistants from time to time as the Secretary deems advisable, the assistant or assistants to serve at the pleasure of the Secretary, and to perform the duties that are delegated by the Secretary. An assistant shall not be an officer of the Corporation.

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Section 6.  Treasurer
---------------------

         The Treasurer shall have the custody of all the funds and securities of the Corporation, and shall have the power on behalf of the Corporation to sign checks, notes, drafts and other evidences of indebtedness, to borrow money for the current needs of the business of the Corporation and to make short-term investments of surplus funds of the Corporation. The Treasurer shall render to the Board of Directors, the Chairman of the Board or the President, whenever requested, an account of all transactions performed as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform other duties as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer is authorized to appoint one or more assistants from time to time as the Treasurer deems advisable, the assistant or assistants to serve at the pleasure of the Treasurer, and to perform the duties that are delegated by the Treasurer. An assistant shall not be an officer of the Corporation.

Section 7.  Controller
----------------------

         The Controller shall be the chief accounting officer of the Corporation and have full responsibility and control of the accounting practices of the Corporation The Controller shall, subject to the approval of the Board of Directors, the Chairman of the Board or the President, establish accounting policies. The Controller shall standardize and coordinate accounting practices, supervise all accounting records and the presentation of all financial statements and tax returns. The Controller shall have other powers and duties as, from time to time, may be conferred by the Board of Directors, the Chairman of the Board or the President. The Controller is authorized to appoint one or more assistants from time to time as the Controller deems advisable, the assistant or assistants to serve at the pleasure of the Controller, and to perform the duties that are delegated by the Controller. An assistant shall not be an officer of the Corporation.

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Section 8.  Form of Appointment
-------------------------------

         In making any appointments of assistants, the Secretary, Treasurer and Controller shall use the following form:

                  I, ________________ (Name), the duly elected _______________
                  (Title) of PNM Resources, Inc. do hereby appoint____________
                  (Name) to serve as Assistant _______________(Title) for the period of _______________(Date) to _______________(Date), unless this appointment is terminated earlier in writing, to assume or perform all functions and duties which I might require and, in my absence or incapacity, which I might lawfully do if present and not under any incapacity.

         Any appointments of assistants by the Secretary, Treasurer or Controller and any terminations of appointments shall be maintained in the records of the Secretary's office.

                                    ARTICLE V
                                    ---------
                                  CAPITAL STOCK
                                  -------------

Section 1.  Certificates of Stock
---------------------------------

         The name of the person owning shares of the capital stock of the Corporation, together with the number of shares and the date of issue, shall be entered on the Corporation's books. All certificates surrendered to the Corporation shall be canceled, and no new certificates shall be issued until a certificate or certificates aggregating the same number of shares of the same class have been surrendered or canceled. The Board of Directors may make proper provision, from time to time, for the issuance of new certificates in place of lost, destroyed or stolen certificates.

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Section 2.  Transfer Agents and Registrars
------------------------------------------

         The Corporation shall, if and whenever the Board of Directors determines, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation will be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where shares of stock will be registered, and no certificates for shares of the capital stock of the Corporation, in respect of which one or more transfer agents and registrars shall have been designated, shall be valid unless countersigned by one of such transfer agents and registered by one of such registrars. The Board of Directors may also make additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 3.  Shares Held for Account
-----------------------------------

         The Board of Directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons as provided for by New Mexico law.

Section 4.  Transfer of Shares
------------------------------

         Transfers of shares shall be made only upon the books of the Corporation by the holder or by the holder's attorney in fact upon surrender of certificates for a like number of shares.

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Section 5.  Lost, Destroyed or Stolen Certificates
--------------------------------------------------
         A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, or any predecessor of the Corporation, alleged to have been lost, destroyed or stolen. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate to give to the Corporation satisfactory evidence that the certificate was lost, destroyed or stolen. The Board of Directors may also require a bond sufficient to indemnify it and its transfer agent, against any claim that may be made on account of the alleged loss of the certificate or the issuance of any new certificate.

Section 6. Fixing of Record Dates
---------------------------------

         For the purpose of determining shareholders entitled to notice of any meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may, by resolution, provide that the stock transfer books be closed for a stated period not to exceed fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of a meeting of shareholders, the books shall be closed for at least ten (10) days immediately prior to the meeting.

         In lieu of closing the stock transfer books, the Board of Directors may, by resolution, fix in advance a date as the record date for any determination of shareholders, the date to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the action requiring the determination of shareholders is to be taken.

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Section 7. Uncertificated Shares
--------------------------------
         The Corporation and each transfer agent designated by the Board of Directors are authorized to issue, register and transfer shares of capital stock of the Corporation (including fractional shares) in uncertificated book-entry form, provided that, within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send, or cause the transfer agent to send, to the registered owner thereof a written notice containing the information required by applicable law.

                                   ARTICLE VI
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section 1.  Books
-----------------
         The books of the Corporation, except as otherwise provided by law, may be kept outside of the State of New Mexico, at such place or places as may be designated by the Board of Directors. The Board of Directors shall determine whether and to what extent, and at what time and places, and under what conditions and regulations, the accounts and the books of the Corporation, or any of them, shall be open to the inspection of shareholders; and no shareholder shall have any right to inspect any book or account or document of the Corporation except as conferred by the statutes of New Mexico, or authorized by the Board of Directors.

Section 2. Corporate Seal
-------------------------
         The common corporate seal is, and until otherwise ordered by the Board of Directors shall be, an impression circular in form upon paper or wax bearing the words "PNM Resources, Inc. Incorporated 2000." The seal shall be in the charge of the Secretary. If and when directed by the Board of Directors, a duplicate of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

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Section 3. Fiscal Year
----------------------

         The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 4.  Principal Office
----------------------------

         The principal office shall be established and maintained at a place designated by the Board of Directors.


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